Exhibit 99.1

Ascent Industries Reports First Quarter 2023 Results
Positioned for Improved Profitability in Back-Half of 2023

First Quarter Net Loss of $5.2 Million and Adjusted EBITDA of $(1.6) Million Includes Net Loss of $4.0 Million and Adjusted EBITDA of $(2.8) million Attributable to its Munhall Facility1

Oak Brook, Illinois, May 9, 2023 – Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”), an industrials company focused on the production and distribution of industrial tubular products and specialty chemicals, is reporting its results for the first quarter ended March 31, 2023.

First Quarter 2023 Summary

(in millions, except per share and margin)	Q1 2023	Q1 2022	Change
Net Sales	$82.5	$116.2	-29.1%
Gross Profit	$4.3	$22.5	-80.9%
Gross Profit Margin	5.2%	19.4%	-1420bps
Net Income (Loss)	$(5.2)	$10.3	-150.7%
Diluted Earnings (Loss) per Share	$(0.51)	$0.99	-151.5%
Adjusted EBITDA	$(1.6)	$17.0	-109.3%
Adjusted EBITDA Margin	(1.9)%	14.6%	-1650bps
________________
1Company management has previously articulated its intent to reduce operations at the Company's facility in Munhall, PA, specifically its galvanized pipe and tube operations. The majority of the galvanized reduction has been completed as of March 31, 2023, and the Company is currently evaluating strategic alternatives for the operations at this facility.

Management Commentary
“As we started the year, we expected the first quarter to be challenging given our continued work to reduce our galvanized pipe and tube operations at our facility in Munhall, PA,” said Chris Hutter, president and CEO of Ascent. “While this is having an outsized impact on our near-term results, we expect our tubular products segment to begin stabilizing in the second quarter and improving through the back-half of the year. Within our specialty chemicals segment, we continued to be affected by industry-wide destocking trends, resulting in a lower sales base to start the year. Despite this, our sales pipeline remains robust and we expect destocking trends to ease over the coming quarters.

“Subsequent to the end of the quarter, we were pleased to bring on a seasoned executive in Bill Steckel as CFO. Bill has a strong operational mindset with considerable experience in successfully transforming and building out finance organizations within both public and private companies. Since his appointment, he has hit the ground running and is already having a positive impact across our finance and accounting functions. With his expertise in place, we believe we are well positioned to continue enhancing our reporting processes and focus on driving operational efficiencies across the organization.

“Overall, we are continuing to navigate impacts from the strategic and operational changes we enacted over the past few quarters. However, the recent headwinds in our financial performance have not discouraged our view of Ascent’s long-term value potential. As we have now taken proactive steps to reduce the earnings volatility associated with our galvanized product line, we plan to focus more mindshare on other more profitable areas, including expanding our specialty chemicals segment and continuing to grow our value proposition across our tubular product lines. We believe that we are positioned to rebound meaningfully into an improved Q2 and stronger second half of the year. Our team remains committed to delivering long-term value to our shareholders through a culture of hard work and performance-based results.”

First Quarter 2023 Financial Results
Net sales were $82.5 million compared to $116.2 million in the prior year period. The decrease is primarily due to the intentional reduction in low-margin sales and lower overall volumes within the tubular products segment, along with the decline in sales within the specialty chemicals segment resulting from destocking trends within the industry.

Gross profit was $4.3 million, or 5.2% of net sales, compared to $22.5 million, or 19.4% of net sales, in the first quarter of 2022. The decrease is primarily attributable to the aforementioned decline in net sales, along with continued inflationary pressures on input and labor costs.

Net loss was $5.2 million, or $(0.51) loss per share, compared to net income of $10.3 million, or $0.99 diluted earnings per share, in the first quarter of 2022. The decline is primarily attributable to the aforementioned decline in gross profit, higher interest expense and an increase in restructuring and severance costs within the tubular products segment, offset by lower income tax expense.

Adjusted EBITDA was $(1.6) million compared to $17.0 million in the first quarter of 2022. Adjusted EBITDA margin was (1.9)% compared to 14.6% in the prior year period. The decrease is primarily attributable to the aforementioned decline in net sales, predominantly concentrated within the Company’s pipe and tube operations.

Segment Results
Ascent Tubular – net sales in the first quarter of 2023 were $58.7 million compared to $88.4 million in the first quarter of 2022. Operating loss in the first quarter was $2.5 million compared to operating income of $14.6 million in the prior year period. Adjusted EBITDA in the first quarter was $(0.2) million compared to $16.4 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA was (0.4)% compared to 18.5% in the first quarter of 2022.

Ascent Chemicals – net sales in the first quarter of 2023 were $23.7 million compared to $27.7 million in the first quarter of 2022. Operating income in the first quarter was $1.4 million compared to $2.4 million in the prior year period. Adjusted EBITDA in the first quarter was $2.5 million compared to $3.4 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA was 10.5% compared to 12.2% in the first quarter of 2022.

Liquidity
As of March 31, 2023, total debt was $58.7 million under the Company’s revolving credit facility, compared to $71.5 million in debt at December 31, 2022. As of March 31, 2023, the Company had $50.0 million of remaining available borrowing capacity under its revolving credit facility, compared to $37.6 million at December 31, 2022.

During the first quarter of 2023, the Company repurchased 32,313 shares at an average cost of $10.11 per share for approximately $0.3 million. The Company currently has 647,666 shares remaining under its share repurchase authorization.

Conference Call
Ascent will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the first quarter ended March 31, 2023.

Ascent management will host the conference call, followed by a question-and-answer period.
Date: Tuesday, May 9, 2023
Time: 5:00 p.m. Eastern time
Live Call Registration Link: Here
Webcast Registration Link: Here

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will also be broadcast live and available for replay here. The webcast will be archived for one year in the investor relations section of the Company’s website at www.ascentco.com.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a company that engages in a number of diverse business activities including the production of stainless steel and galvanized pipe and tube, the master distribution of seamless carbon pipe and tube, and the production of specialty chemicals. For more information about Ascent, please visit its web site at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense (including change in fair value of interest rate swap), income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, proxy contest costs and recoveries, loss on extinguishment of debt, earn-out adjustments, realized and unrealized (gains) and losses on investments in equity securities and other investments, retention costs and restructuring & severance costs from net income.

Management believes that these non-GAAP measures are useful because they are key measures used by our management team to evaluate our operating performance, generate future operating plans and make strategic decisions as well as allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.
Company Contact
Bill Steckel
Chief Financial Officer
1-630-884-9181
Investor Relations
Cody Slach and Cody Cree
Gateway Group, Inc.
1-949-574-3860
ACNT@gatewayir.com

Ascent Industries Co.
Condensed Consolidated Balance Sheets
($ in thousands)

	(Unaudited)
	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$421	$1,441
Accounts receivable, net of allowance for credit losses of $975 and $1,250, respectively	46,779	45,120
Inventories, net	99,792	114,452
Prepaid expenses and other current assets	11,400	8,982
Assets held for sale	—	380
Total current assets	158,392	170,375
Property, plant and equipment, net	41,445	42,346
Right-of-use assets, operating leases, net	28,871	29,224
Goodwill	11,389	11,389
Intangible assets, net	9,991	10,387
Deferred income taxes	1,000	1,353
Deferred charges, net	178	203
Other non-current assets, net	3,766	3,766
Total assets	$255,032	$269,043

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$25,783	$22,731
Accrued expenses and other current liabilities	8,040	6,560
Current portion of note payable	98	387
Current portion of long-term debt	2,464	2,464
Current portion of operating lease liabilities	1,077	1,056
Current portion of finance lease liabilities	273	280
Total current liabilities	37,735	33,478
Long-term debt	56,189	69,085
Long-term portion of operating lease liabilities	30,628	30,911
Long-term portion of finance lease liabilities	1,378	1,242
Other long-term liabilities	58	68
Total non-current liabilities	88,253	101,306

Commitments and contingencies

Shareholders' equity:
Common stock, par value $1 per share; 24,000,000 shares authorized; 11,085,103 and 10,172,265 shares issued and outstanding, respectively	11,085	11,085
Capital in excess of par value	46,903	47,021
Retained earnings	79,947	85,146
	137,935	143,252
Less: cost of common stock in treasury - 912,838 and 924,504 shares, respectively	(8,891)	(8,993)
Total shareholders' equity	129,044	134,259
Total liabilities and shareholders' equity	$255,032	$269,043
Note: The condensed consolidated balance sheets at December 31, 2022 have been derived from the audited consolidated financial statements at that date.

Ascent Industries Co.
Condensed Consolidated Statements of Income - Comparative Analysis (Unaudited)
($ in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Net sales
Tubular Products	$58,653	$88,383
Specialty Chemicals	23,749	27,721
All Other	50	114
	$82,452	$116,218
Operating income (loss)
Tubular Products	$(2,504)	$14,574
Specialty Chemicals	1,352	2,387
All Other	(479)	(82)

Corporate
Unallocated corporate expenses	(3,704)	(3,029)
Acquisition costs and other	(259)	(531)
Earn-out adjustments	—	(102)
Total Corporate	(3,963)	(3,662)
Operating income (loss)	(5,594)	13,217
Interest expense	1,107	403
Other, net	(95)	(35)
Income (loss) before income taxes	(6,606)	12,849
Income tax provision (benefit)	(1,407)	2,589
Net income (loss)	$(5,199)	$10,260

Net income (loss) per common share
Basic	$(0.51)	$1.00
Diluted	$(0.51)	$0.99

Average shares outstanding
Basic	10,148	10,209
Diluted	10,148	10,320

Other data:
Adjusted EBITDA[1]	$(1,577)	$16,961
1The term Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense (including change in fair value of interest rate swap), income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, proxy contest costs and recoveries, loss on extinguishment of debt, earn-out adjustments, realized and unrealized (gains) and losses on investments in equity securities and other investments, retention costs and restructuring & severance costs from net income. For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

Ascent Industries Co.
Consolidated Statements of Cash Flows (Unaudited)
($ in thousands)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net income (loss)	$(5,199)	$10,260
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	1,991	2,116
Amortization expense	396	721
Amortization of debt issuance costs	25	25
Deferred income taxes	353	428
Earn-out adjustments	—	102
Payments of earn-out liabilities in excess of acquisition date fair value	—	(372)
(Reduction of) provision for losses on accounts receivable	(275)	240
Provision for losses on inventories	1,178	496
Loss (gain) on disposal of property, plant and equipment	182	(5)
Non-cash lease expense	91	107
Issuance of treasury stock for director fees	—	254
Stock-based compensation expense	311	132
Changes in operating assets and liabilities:
Accounts receivable	(1,384)	(17,933)
Inventories	13,680	(9,302)
Other assets and liabilities	352	(27)
Accounts payable	2,786	11,950
Accrued expenses	1,480	(959)
Accrued income taxes	(2,577)	2,161
Net cash provided by operating activities	13,390	394
Investing activities
Purchases of property, plant and equipment	(824)	(1,117)
Proceeds from disposal of property, plant and equipment	—	5
Net cash used in investing activities	(824)	(1,112)
Financing activities
Borrowings from long-term debt	67,488	122,068
Proceeds from the exercise of stock options	—	118
Payments on long-term debt	(80,384)	(121,386)
Payments on note payable	(289)	—
Principal payments on finance lease obligations	(74)	(62)
Payments on earn-out liabilities	—	(800)
Repurchase of common stock	(327)	—
Net cash used in financing activities	(13,586)	(62)
Decrease in cash and cash equivalents	(1,020)	(780)
Cash and cash equivalents, beginning of period	1,441	2,021
Cash and cash equivalents, end of period	$421	$1,241

Ascent Industries Co.
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
($ in thousands)

	Three Months Ended March 31,
($ in thousands)	2023	2022
Consolidated
Net income (loss)	$(5,199)	$10,260
Adjustments:
Interest expense	1,107	403
Income taxes	(1,407)	2,589
Depreciation	1,991	2,116
Amortization	396	721
EBITDA	(3,112)	16,089
Acquisition costs and other	333	531
Earn-out adjustments	—	102
Stock-based compensation	211	132
Non-cash lease expense	91	107
Restructuring and severance costs	900	—
Adjusted EBITDA	$(1,577)	$16,961
% sales	(1.9)%	14.6%

Tubular Products
Net income (loss)	$(2,504)	$14,424
Adjustments:
Interest expense	—	—
Depreciation expense	1,017	1,213
Amortization expense	238	625
EBITDA	(1,249)	16,262
Acquisition costs and other	72	—
Earn-out adjustments	—	102
Stock-based compensation	(29)	35
Non-cash lease expense	58	—
Restructuring and severance costs	900	—
Tubular Products Adjusted EBITDA	$(248)	$16,399
% segment sales	(0.4)%	18.5%

Specialty Chemicals
Net income	$1,342	$2,378
Adjustments:
Interest expense	12	9
Depreciation expense	952	886
Amortization expense	158	96
EBITDA	2,464	3,369
Acquisition costs and other	2	—
Stock-based compensation	8	6
Non-cash lease expense	24	—
Specialty Chemicals Adjusted EBITDA	$2,498	$3,375
% segment sales	10.5%	12.2%